July 27, 2012


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Receipts
representing two deposited shares of
Patni Computer Systems Limited
(Form F6, Registration No.  333129788)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York Mellon, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting the change in the company name to iGATE Computer
Systems Limited.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised name for iGATE Computer Systems Limited.

The Prospectus has been revised to reflect the new name, and has been over stamped with:

Effective July 27, 2012 the Companys name has changed to iGATE Computer Systems
Limited.



Mark Gendler
Senior Associate
The Bank of New York Mellon
Depositary Receitps
2128152729
mark.gendler@bnymellon.com









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